--------------------------------------------------------------------------------
                                                                   EXHIBIT 99.01
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE


                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu


                     STRAYER EDUCATION, INC. REPORTS RECORD
                  FOURTH QUARTER 2003 AND FULL YEAR ENROLLMENT,
                              REVENUES AND EARNINGS

     -- STRAYER FOURTH QUARTER REVENUES UP 25% (BEFORE GAIN ON LOAN SALE) --
   -- STRAYER FOURTH QUARTER DILUTED EPS OF $0.72 (BEFORE GAIN ON LOAN SALE) -
         -- STRAYER FULL YEAR DILUTED EPS OF $2.17 (BEFORE GAIN ON LOAN
               AND BUILDING SALES) -- -- STRAYER WINTER 2004 TOTAL
             ENROLLMENTS UP 21%/NEW STUDENTS UP 25%/ONLINE UP 74% --
 --GREENVILLE, SC AND SECOND MEMPHIS CAMPUSES ON TRACK FOR SPRING TERM OPENING--

ARLINGTON, Va., February 12, 2004 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three and twelve months ended December 31, 2003. Financial highlights are as follows:

THREE MONTHS ENDED DECEMBER 31

The Company's financial results for the three months ended December 31, 2003 are set forth in the financial statements below and presented in accordance with GAAP. As required by GAAP, these results include the positive impact of the previously announced sale of the Company's $10 million student loan portfolio which increased revenue and operating income by $0.6 million, net income by $0.4 million and earnings per diluted share by $0.02. Since the Company believes that the gain on the sale of the student loan portfolio is not necessarily recurring nor indicative of the Company's underlying performance, the following financial highlights exclude this transaction (i.e., are non-GAAP measures). Secondary offering costs of $0.5 million incurred in the fourth quarter of 2002 are also excluded for the same reason.

o Revenues for the three months ended December 31, 2003 increased 25% (excluding the gain on the sale of the student loan portfolio) to $42.8 million, compared to $34.2 million for the same period in 2002, due to increased enrollment and a 5% tuition increase which commenced in January 2003.

o Operating income (EBIT) rose 23% (excluding the gain on the sale of the student loan portfolio) to $16.8 million from $13.7 million for the same period in 2002. Excluding the gain on the sale of the student loan portfolio, operating income margin was 39.4%, compared to 40.2% for the same period in 2002. The decrease in operating income margin was primarily due to the increased expense associated with opening two new campuses in the fourth quarter 2003 compared to no new campuses for the same period in 2002.

o Net income rose 24% (excluding the gain on the sale of the student loan portfolio in 2003 and secondary offering expenses incurred in the fourth quarter of 2002) to $10.8 million compared to $8.7 million for the same period in 2002. Earnings per diluted share rose 20% (excluding the gain on the sale of the student loan portfolio in 2003 and secondary offering expenses incurred in the fourth quarter of 2002) to $0.72 compared to $0.60 for the same period in 2002. Diluted weighted average shares outstanding increased to 15,036,000 from 14,609,000 for the same period in 2002.

YEAR ENDED DECEMBER 31

The Company's financial results for the year ended December 31, 2003 are set forth in the financial statements below and presented in accordance with GAAP. As required by GAAP, these results include the positive impact of the previously announced sale of the Company's student loan portfolio in the fourth quarter as well as the gain on the sale of the Washington, D.C. campus building in the third quarter of 2003. These transactions increased revenue by $0.6 million, operating income by $2.4 million, net income by $1.4 million and earnings per diluted share by $0.10. Since the Company believes that the impact of these transactions is not necessarily recurring nor indicative of the Company's underlying performance, the following financial highlights exclude them (i.e., are non-GAAP measures). Secondary offering costs of $0.5 million incurred in the fourth quarter of 2002 are also excluded for the same reason.

o Revenues for the year ended December 31, 2003 increased 25% (excluding the gain on the sale of the student loan portfolio) to $146.4 million, compared to $116.7 million for the same period in 2002, due to increased enrollment and a 5% tuition increase effective for 2003.

o Operating income (EBIT) rose 23% (excluding the gain on the sale of the student loan portfolio and the gain on the sale of the Washington, D.C. campus building) to $50.5 million from $41.2 million for the same period in 2002. Excluding these gains, operating income margin was 34.5% compared to 35.3% for the same period in 2002. The decrease in operating income margin is primarily attributable to the earlier timing of two new campus openings in 2003 as compared to 2002, as well as the increase of the total new campus openings to five in 2003 compared to three in 2002.

o Net income rose 23% (excluding the gain on the sale of the student loan portfolio, the gain on the sale of the Washington, D.C. campus building, and secondary offering expenses incurred in the fourth quarter of 2002) to $32.3 million compared to $26.2 million for the same period in 2002. Earnings per diluted share rose 20% (excluding the gain on the sale of the student loan portfolio, the gain on the sale of the Washington, D.C. campus building, and secondary offering expenses incurred in the fourth quarter of
     2002) to $2.17 compared to $1.81 for the same period in 2002. Diluted weighted average shares outstanding increased to 14,857,000 from 14,516,000 for the same period in 2002.

(A table reconciling our financial statements under GAAP to the non-GAAP measures highlighted above is provided at the end of this release.)

"We are pleased with Strayer's financial performance for the fourth quarter as well as our enrollment results for the winter term," said Robert Silberman, Chairman and Chief Executive Officer of Strayer Education, Inc. "Our yearly results reflect the positive contribution of the five new campuses, including two new markets, and the continued growth of Strayer University Online. We look forward to the successful opening of our first South Carolina campus and the second Memphis campus in time for the spring term. In 2004 we will continue to execute on our expansion strategy including five new campuses."


BALANCE SHEET AND CASH FLOW

At December 31, 2003, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term tax-exempt bond fund) of $108.0 million and no debt. The Company generated $49.3 million from operating activities in 2003, of which $10.5 million is attributable to the sale of the Company's student loan portfolio. Capital expenditures were $6.8 million for the same period.

In the fourth quarter, as part of a previously announced common stock repurchase authorization, the Company repurchased 32,350 shares of common stock at an average price per share of $99.54. The amount available for repurchases after December 31, 2003 under this program is $11.8 million.

In the fourth quarter 2003, bad debt expense as a percentage of revenue was 2.0% compared to 1.9% for the same period in 2002. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was eight days at the end of the fourth quarter 2003, compared to seven days for the same period in 2002.



STUDENT ENROLLMENT

Total enrollment at Strayer University for the 2004 winter term increased 21% to 20,110 students compared to 16,558 for the same term in 2003. Across the Strayer University campus network, new student enrollments increased 25% and continuing student enrollments increased 21%. Students taking 100% of their classes at Strayer University Online increased 56% to 9,068 students from 5,810. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2004 winter term was 11,173.

                               STUDENT ENROLLMENT

                                                                                      Winter        Winter         %
                                                                                       2003         2004         Change
                                                                                   ------------  ------------  ----------
      New Campuses  (11 in operation 3 or less years)
           Campus Based Students                                                         1,026         2,049        100%
           Online Based Students                                                           802         2,113        164%
                                                                                   ------------  ------------
                Total New Campus Students                                                1,828         4,162        128%
                                                                                   ------------  ------------

      Mature Campuses (14 in operation 4 or more years)
           Campus Based Students                                                         9,722         8,993         -7%
           Online Based Students                                                         3,917         5,061         29%
                                                                                   ------------  ------------
                Total Mature Campus Students                                            13,639        14,054          3%
                                                                                   ------------  ------------
      Out of Area Online Students                                                        1,091         1,894         74%
                                                                                   ------------  ------------
      Total University Enrollment                                                       16,558        20,110         21%
                                                                                   ============  ============
      Total Students Taking 100% Courses Online                                          5,810         9,068         56%
      Total Students Taking At Least 1 Course Online                                     7,356        11,173         52%

NEW CAMPUS/NEW STATE OPENINGS

The Company also reported today that it will open two new campuses for the 2004 spring term. One campus will be in Greenville, South Carolina, the Company's first campus in this state. The other new campus will be located in Memphis, Tennessee, the Company's second in this city and third in the state.


SALE OF SHARES BY SERIES A CONVERTIBLE PREFERRED SHAREHOLDERS

The Company previously announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed secondary offering of 3.0 million shares of common stock. The Company will not receive any of the proceeds of the offering. In addition to the 3.0 million shares being offered, the underwriters have an option to purchase 450,000 shares to cover over-allotments, if any. The common shares proposed to be offered for sale will result from the conversion of convertible preferred stock and the partial exercise of an option currently held by New Mountain Partners, L.P., New Mountain Strayer Trust and MidOcean Capital Investors, L.P. In May 2001, New Mountain and MidOcean (formerly DB Capital Partners, Inc.) invested $150 million in Strayer to purchase the Company's Series A Mandatorily Redeemable Convertible Preferred Stock. After giving effect to the offering excluding the over-allotment option of 450,000 shares provided to the underwriters, the selling shareholders will own approximately 13% of Strayer's equity securities.


EXPANDED ONLINE COURSE OFFERINGS

Strayer University Online is offering 631 online classes in the 2004 winter term, with all academic programs available synchronously and asynchronously.

BUSINESS OUTLOOK

Based on strong enrollment growth announced for the 2004 winter term, the Company estimates first quarter 2004 diluted EPS will be in the range of $0.73 to $0.75.


STOCK OPTION ACTIVITY AND CALCULATION OF TOTAL POTENTIAL SHARE ISSUANCE

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $9.7 million and $0.65 per share, respectively, for the three months ended December 31, 2003, and $29.3 million and $1.97 per share, respectively, for the full year ended December 31, 2003.

The following assumptions were used to estimate fair value as of the date of grant using The Black-Scholes option pricing model:

                                                                                 2002       2003
                                                                                 ----       ----
         Dividend yield ....................................................      0.5%      0.5%
         Risk-free interest rates ..........................................      4.8%      3.0%
         Volatility ........................................................       43%       40%
         Expected option term (years) ......................................       5.9       5.2
         Weighted average fair value of options granted during the year.....     $23.65    $21.88

Shares used to compute diluted earnings per share include common shares issued and outstanding, the assumed conversion of Series A Convertible Redeemable Preferred Stock outstanding, and the assumed exercise of issued stock options using the Treasury Stock Method. Our total current and potential common shares outstanding are as follows:

                                                                                                Shares
                                                                                            ----------------
                                                                                            (in thousands)
         Current
         -------
         Weighted average common shares outstanding for the three months ended 12/31/03 .......   10,727
         Convertible Series A Preferred Stock, convertible on a
             1:1 basis (outstanding or recorded) at 12/31/03 ..................................    3,900
         Issued stock options using Treasury Stock Method .....................................      409
                                                                                                  ------
               Total current ..................................................................   15,036
                                                                                                  ------

         Potential
         ---------
         Accrual of PIK dividends on Convertible Series A Preferred Stock through May 2006.....      422 (a)
         Total issued stock options, less options accounted for using
             the Treasury Stock Method above ..................................................      723
         Authorized but unissued options ......................................................      334
                                                                                                  ------
               Total potential ................................................................    1,479
                                                                                                  ------
               Total current and potential common shares ......................................   16,515
                                                                                                  ======

          (a) This number may be smaller as it does not reflect the impact of the previously announced sale of shares by Series A Preferred Shareholders. Also, it does not reflect that the Company has the right to cause conversion of any remaining Series A preferred shares into common shares after May 15, 2004 if the Company's common stock price trades above $52.00 per share for twenty consecutive trading days. Of the 422,000 shares, 93,600 would potentially accrue through May 15, 2004.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its fourth quarter 2003 earnings on February 12 at 10:00 a.m. ET. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 20,000 working adult students at 25 campuses in Maryland, North Carolina, Pennsylvania, Tennessee, Virginia and Washington, D.C. and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                For the three months       For the year
                                                 ended December 31,      ended December 31,
                                                ---------------------   --------------------
                                                   2002      2003         2002        2003
                                                 -------    -------     --------    --------
Revenues ....................................    $34,163    $43,373     $116,710    $147,025
                                                 -------    -------     --------    --------
Costs and expenses:
Instructional and educational support .......     11,834     14,790       41,601      53,116
Selling and promotion .......................      4,236      5,829       16,773      22,768
General and administration ..................      4,349      5,327       17,107      20,013
                                                 -------    -------     --------    --------
Total expenses ..............................     20,419     25,946       75,481      95,897
                                                 -------    -------     --------    --------
Gain on sale of asset .......................       --         --           --         1,772
                                                 -------    -------     --------    --------
Income from operations ......................     13,744     17,427       41,229      52,900

Investment and other income .................        533        570        1,775       2,420
Secondary offering expenses .................        490       --            490        --
                                                 -------    -------     --------    --------
Income before income taxes ..................     13,787     17,997       42,514      55,320

Provision for income taxes ..................      5,527      6,891       16,730      21,646
                                                 -------    -------     --------    --------

Net income ..................................      8,260     11,106       25,784      33,674

Preferred stock dividends and accretion .....      1,268      1,294        7,344       5,136
                                                 -------    -------     --------    --------
Net income available to common
stockholders ................................    $ 6,992    $ 9,812     $ 18,440    $ 28,538
                                                 =======    =======     ========    ========

Basic net income per share ..................    $  0.74    $  0.91     $   2.14    $   2.67
                                                 =======    =======     ========    ========

Diluted net income per share ................    $  0.57    $  0.74     $   1.78    $   2.27
                                                 =======    =======     ========    ========

Common dividend per share ...................    $ 0.065    $ 0.065     $   0.26    $   0.26

Weighted average shares outstanding:
Basic .......................................      9,402     10,727        8,617      10,694
Diluted .....................................     14,609     15,036       14,516      14,857

                             STRAYER EDUCATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                        December 31,    December 31,
                                                                                            2002           2003
                                                                                        ------------    ------------
                                      ASSETS
Current assets:
   Cash and cash equivalents ........................................................     $  49,135      $  82,089
   Marketable securities available for sale, at fair value ..........................        18,121         25,951
   Tuition receivable, net of allowances for doubtful accounts ......................        25,759         35,997
   Student loans receivable - held for sale .........................................          --               65
   Other current assets .............................................................           773          1,656
                                                                                          ---------      ---------
       Total current assets .........................................................        93,788        145,758
Student loans receivable, net of allowances for losses ..............................         9,453           --
Property and equipment, net .........................................................        36,571         35,930
Restricted cash .....................................................................          --              500
Other assets ........................................................................           312            368
                                                                                          ---------      ---------
       Total assets .................................................................     $ 140,124      $ 182,556
                                                                                          =========      =========

                                      LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .................................................................     $   3,534      $   5,127
   Accrued expenses .................................................................         1,181          2,329
   Income taxes payable .............................................................         1,812          2,898
   Dividends payable ................................................................         1,507          1,510
   Unearned tuition .................................................................        29,853         39,134
                                                                                          ---------      ---------
        Total current liabilities ...................................................        37,887         50,998
Deferred income taxes ...............................................................            70            228
Long-term liabilities ...............................................................         1,985          2,666
                                                                                          ---------      ---------
        Total liabilities ...........................................................        39,942         53,892
                                                                                          ---------      ---------

Commitments and contingencies
Mandatorily redeemable convertible Series A preferred stock, par value $.01; 6,000,000 shares authorized; 3,758,456 and
      3,899,944 shares issued and outstanding at December 31, 2002
      and December 31, 2003, respectively ...........................................        93,807         95,686

Stockholders' equity:
   Common stock, par value $.01; 20,000,000 shares
      authorized; 10,652,412 and 10,703,395 shares issued and outstanding
      at December 31, 2002 and December 31, 2003 ....................................           107            107
   Additional paid-in capital .......................................................        58,868         59,838
   Retained earnings (accumulated deficit) ..........................................       (52,674)       (26,918)
   Accumulated other comprehensive income ...........................................            74            (49)
                                                                                          ---------      ---------
         Total stockholders' equity .................................................         6,375         32,978
                                                                                          ---------      ---------
         Total liabilities and stockholders' equity .................................     $ 140,124      $ 182,556
                                                                                          =========      =========

                             STRAYER EDUCATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (AMOUNTS IN THOUSANDS)

                                                                For the year ended December 31,
                                                                ------------------------------
                                                                     2002            2003
                                                                   --------        --------
Cash flow from operating activities:
  Net income ..................................................    $ 25,784        $ 33,674
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Gain on sale of marketable securities ..................        --              (135)
       Gain on sale of property and equipment .................        --            (1,772)
       Amortization of deferred rent ..........................         (91)            337
       Depreciation and amortization ..........................       3,642           4,367
       Provision for student loan losses ......................         243             141
       Deferred income taxes ..................................         333             (19)
  Changes in assets and liabilities:
       Tuition receivable, net ................................      (6,747)        (10,238)
       Other current assets ...................................         (67)           (706)
       Restricted cash ........................................        --              (500)
       Other assets ...........................................         (50)              7
       Accounts payable .......................................       1,652           1,593
       Accrued expenses .......................................         619           1,148
       Income taxes payable ...................................       1,018           2,517
       Unearned tuition .......................................       6,649           9,281
  Student loans originated ....................................      (8,475)         (7,150)
  Collections on student loans receivable .....................       7,171          16,730
                                                                   --------        --------
           Net cash provided by operating activities ..........      31,681          49,275
                                                                   --------        --------
Cash flows from investing activities:
   Proceeds from sale of property and equipment ...............        --             4,823
   Proceeds from sale of marketable securities ................        --            26,135
   Purchases of property and equipment ........................     (17,113)         (6,840)
   Purchases of marketable securities .........................     (18,000)        (34,000)
                                                                   --------        --------
           Net cash used in investing activities ..............     (35,113)         (9,882)
                                                                   --------        --------
Cash flows from financing activities:
   Common dividends paid ......................................      (2,172)         (2,776)
   Preferred dividends paid ...................................      (5,250)         (3,260)
   Deferred lease incentives ..................................       1,313              11
   Proceeds from exercise of stock options ....................        --             2,807
   Repurchase of common stock..................................        --            (3,221)
   Issuance cost of preferred stock ...........................         (29)           --
                                                                   --------        --------
           Net cash used in financing activities ..............      (6,138)         (6,439)
                                                                   --------        --------
           Net increase (decrease) in cash and cash equivalents      (9,570)         32,954
Cash and cash equivalents - beginning of period ...............      58,705          49,135
                                                                   --------        --------
Cash and cash equivalents - end of period .....................    $ 49,135        $ 82,089
                                                                   ========        ========

                             STRAYER EDUCATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   RECONCILIATION OF GAAP TO NON-GAAP MEASURES

                                          For the three months                        For the three months
                                        ended December 31, 2002                      ended December 31, 2003
                             -------------------------------------------   -------------------------------------------
                                           (in thousands)                                      (in thousands)
                                                                                                                       % Change 2002
                                 Under                       Non-GAAP         Under                       Non-GAAP        to 2003
                                 GAAP       Adjustment        Measure         GAAP       Adjustment       Measure        (Non-GAAP)
                             -----------   --------------   ------------   ------------ -------------  --------------- -------------
                                                            (unaudited)                                  (unaudited)     (unaudited)
Total revenues ..............  $34,163          $--            $34,163       $43,373       $(580)(b)       $42,793           25%
                               -------          -----          -------       -------       -----           -------
Expenses
Instructional & educational .   11,834           --             11,834        14,790        --              14,790           25%
Selling & promotion .........    4,236           --              4,236         5,829        --               5,829           38%
General & administrative ....    4,349           --              4,349         5,327        --               5,327           22%
                               -------          -----          -------       -------       -----           -------
Total expenses ..............   20,419           --             20,419        25,946        --              25,946           27%
                               -------          -----          -------       -------       -----           -------
Gain on sale of assets ......     --             --               --            --          --                --
                               -------          -----          -------       -------       -----           -------
Income from operations ......   13,744           --             13,744        17,427        (580)           16,847           23%
Operating income margin .....     40.2%                           40.2%         40.2%                         39.4%

Investment and other income .      533           --                533           570        --                 570            7%

Secondary offering expenses .      490           (490)(a)         --            --          --                --
                               -------          -----          -------       -------       -----           -------
Income before tax ...........   13,787            490           14,277        17,997        (580)           17,417           22%

Taxes .......................    5,527             40            5,567         6,891        (229)            6,662           20%
                               -------          -----          -------       -------       -----           -------
Net income ..................  $ 8,260          $ 450          $ 8,710       $11,106       $(351)          $10,755           24%
                               =======          =====          =======       =======       =====           =======
Diluted EPS .................  $  0.57          $0.03          $  0.60       $  0.74       $(0.02)         $  0.72           20%
                               =======          =====          =======       =======       =====           =======

                                           For the year                                 For the year
                                      ended December 31, 2002                      ended December 31, 2003
                             ------------------------------------------   -------------------------------------------
                                            (in thousands)                                   (in thousands)
                                                                                                                       % Change 2002
                               Under                        Non-GAAP         Under                         Non-GAAP       to 2003
                                GAAP        Adjustment       Measure         GAAP         Adjustment       Measure       (Non-GAAP)
                             ------------  --------------  ------------   ------------   -------------  -------------  -------------
                                                           (unaudited)                                   (unaudited)    (unaudited)
Total revenues ...............  $116,710       $ --          $116,710      $147,025       $  (580)(b)     $146,445          25%
                                --------        -----        --------      --------       -------         --------
Expenses
Instructional &  educational .    41,601         --            41,601        53,116          --             53,116          28%
Selling & promotion ..........    16,773         --            16,773        22,768          --             22,768          36%
General & administrative .....    17,107         --            17,107        20,013          --             20,013          17%
                                --------        -----        --------      --------       -------         --------
Total expenses ...............    75,481         --            75,481        95,897          --             95,897          27%
                                --------        -----        --------      --------       -------         --------
Gain on sale of assets .......      --           --              --           1,772        (1,772) (c)        --
                                --------        -----        --------      --------       -------         --------
Income from operations .......    41,229         --            41,229        52,900        (2,352)          50,548          23%
Operating income margin ......      35.3%                        35.3%         36.0%                          34.5%

Investment and other income ..     1,775         --             1,775         2,420          --              2,420          36%

Secondary offering expenses ..       490         (490)(a)        --             --           --               --
                                --------        -----        --------      --------       -------         --------
Income before tax ............    42,514          490          43,004        55,320        (2,352)          52,968          23%

Taxes ........................    16,730           40          16,770        21,646          (931)          20,715          24%
                                --------        -----        --------      --------       -------         --------
Net income ...................  $ 25,784        $ 450        $ 26,234      $ 33,674       $(1,421)        $ 32,253          23%
                                ========        =====        ========      ========       =======         ========
Diluted EPS ..................  $   1.78        $0.03        $   1.81      $   2.27       $ (0.10)        $   2.17          20%
                                ========        =====        ========      ========       =======         ========

(a)  Secondary offering expenses in the fourth quarter of 2002
(b)  Gain on sale of student loan portfolio in the fourth quarter of 2003
(c) Gain on sale of Washington, D.C. campus building in the third quarter of 2003


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